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                                                                      EXHIBIT C



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            LIMITED PARTNERSHIP INTEREST PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                       FIRST WASHINGTON REALTY TRUST, INC.

                                   AS ASSIGNOR

                                       AND

                                  USRP LP, LLC

                                   AS ASSIGNEE



                         DATED AS OF SEPTEMBER 27, 2000


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                                TABLE OF CONTENTS


                                                                          PAGE

1.    Assignment and Assumption of Limited Partnership Interest..............2
      1.1.  Assignment and Assumption........................................2
      1.2.  Limited Partnership Interest Purchase Price......................2
      1.3.  Closing..........................................................2

2.    Conditions to Closing..................................................3
      2.1.  Conditions Precedent to Assignor's Obligation....................3
      2.2.  Conditions Precedent to Assignee's Obligation....................3

3.    Deliveries.............................................................4
      3.1.  Deliveries by Assignee...........................................4
      3.2.  Deliveries by Assignor...........................................4

4.    Representations and Warranties.........................................4
      4.1.  Assignee's Representations and Warranties........................4
      4.2.  Assignor's Representations and Warranties........................5

5.    Miscellaneous..........................................................5
      5.1.  Survival.........................................................5
      5.2.  Miscellaneous Provisions.........................................5



LIST OF EXHIBITS:

Exhibit A         Assignment and Assumption of Limited Partnership Interest



                                       (i)

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           LIMITED PARTNERSHIP INTEREST PURCHASE AND SALE AGREEMENT

      THIS LIMITED PARTNERSHIP INTEREST PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made and entered into as of September 27, 2000, by and between First Washington Realty Trust, Inc., a Maryland corporation ("ASSIGNOR"), and USRP LP, LLC, a Delaware limited liability company ("ASSIGNEE"). All capitalized terms used herein without definition have the meanings ascribed to such terms in the Merger Agreement (as defined below).

                                 R E C I T A L S

      WHEREAS, Assignor, First Washington Realty Limited Partnership, a Maryland limited partnership and the principal subsidiary of Assignor ("FWOP"), and certain of their subsidiaries have entered into a certain Real Estate Purchase Agreement with USRP I, LLC, a Delaware limited liability company, as purchaser, on the date hereof (the "REAL ESTATE PURCHASE AGREEMENT");

      WHEREAS, Assignor and FWOP have entered into a certain Merger Agreement (the "MERGER AGREEMENT") pursuant to which (x) Assignor has agreed to merge with and into USRP GP, LLC, a Delaware limited liability company, ("MERGERCO") and
(y) FWOP has agreed to merge with and into US Retail Partners Limited Partnership, a Delaware limited partnership ("MERGERLP"), all subject to the terms and conditions specified therein (collectively, the "MERGERS");

      WHEREAS, simultaneously with the execution of the Merger Agreement and the Real Estate Purchase Agreement, Assignor, FWOP and certain of their subsidiaries, have entered into a certain Master Agreement with MergerCo, MergerLP, USRP I, LLC, and U.S. Retail Partners, LLC (the "MASTER AGREEMENT"), subject to the terms and conditions set forth therein;

      WHEREAS, as a further condition to the Mergers, FWOP will distribute to its partners, in accordance with Section 13.2 of the First Amended and Restated Agreement of Limited Partnership of FWOP (the "FWOP PARTNERSHIP AGREEMENT"), the net proceeds of the Sale of Assets (as defined in the Merger Agreement) pursuant to the terms of, and promptly after the consummation of the transactions contemplated by, the Real Estate Purchase Agreement (the "PARTNERSHIP DISTRIBUTION") and, prior to the Closing under this Agreement, the Company shall have distributed a liquidation distribution (including, without limitation, the amount received by the Company in the Partnership Distribution) to its stockholders;

      WHEREAS, as a condition to the Mergers, and subject to the approval of the limited partners of FWOP, FWOP has agreed to recapitalize its existing partnership interests in the manner described in the Merger Agreement (the "RECAPITALIZATION");


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      WHEREAS, as a result of the Recapitalization, Assignor will own a 1%
general partnership interest in FWOP (the "GENERAL PARTNERSHIP INTEREST") and its then remaining interest as the holder of the Series A Common Units in FWOP (the "LIMITED PARTNERSHIP INTEREST") (collectively, the "PARTNERSHIP INTERESTS");

      WHEREAS, after the Initial Partner Distribution has been made and after all other conditions precedent to the Mergers have been satisfied but immediately prior to the Merger, Assignor desires to sell and assign to Assignee all of Assignor's right, title and interest in, to and under the Limited Partnership Interest, and Assignee desires to buy and assume of all Assignor's right, title and interest in, to and under the Limited Partnership Interest, subject to the terms and conditions specified herein;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:


                                A G R E E M E N T

      1.    ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNERSHIP INTEREST.

            1.1. ASSIGNMENT AND ASSUMPTION. Upon and subject to the terms and conditions hereinafter set forth, Assignor shall assign and Assignee shall assume all of Assignor's right, title and interest in and to the Limited Partnership Interest.

            1.2. LIMITED PARTNERSHIP INTEREST PURCHASE PRICE. The purchase price (the "PARTNERSHIP INTEREST PURCHASE PRICE") for the Limited Partnership Interest shall be an amount, rounded to the nearest cent, equal to (i) the sum of (A) $83,166,740 and (B) the difference (it being understood that if the amount described in the following clause (1) is less than the amount described in the following clause (2), then such difference shall be subtracted from, rather than added to, the amount described in the preceding clause (A)), if any, between (1) the aggregate amount of the outstanding balance (including principal and any accrued and unpaid interest) of the Assumed Loans for the Merger Agreement Properties (as such terms are defined in the Master Agreement) set forth on
Exhibit 2.1(c) of the Merger Agreement, and (2) the aggregate amount of the outstanding balance (including principal and any accrued and unpaid interest) of the Assumed Loans for the Merger Agreement Properties on the Closing Date (excluding for this purpose the $3,000,000 loan on the Woodmoor property referred to in Section 8.2(n) of the Merger Agreement), multiplied by (ii) the Percentage Interest (as defined in the FWOP Partnership Agreement) represented by the Limited Partnership Interest on the Closing Date. The Partnership Interest Purchase Price shall be evidenced by a promissory note made by the Assignee and delivered to the Assignor with such terms as are reasonably agreed to by the parties (the "NOTE").



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            1.3. CLOSING. For purposes of this Agreement, the closing of the transactions contemplated by this Agreement ("CLOSING") shall occur immediately prior to the consummation of the Mergers, on the date (the "CLOSING DATE") on which all conditions specified in Section 6.1, 6.2 and 6.3 of the Master Agreement and as set forth below have been satisfied or waived.

      2.    CONDITIONS TO CLOSING.

            2.1. CONDITIONS PRECEDENT TO ASSIGNOR'S OBLIGATION. The obligation of Assignor to close shall be subject to the satisfaction of, or Assignor's waiver of, the following conditions precedent and each of the conditions set forth in Sections 6.1 and 6.3 of the Master Agreement:

                  2.1.1. ASSIGNEE'S DELIVERIES. Assignee shall have executed and delivered or caused to be delivered to Assignor, as the case may be, the Note and the other documents and instruments described in Paragraph 3.1 as and when specified therein;

                  2.1.2. ASSIGNEE'S PERFORMANCE. Assignee shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Assignee on or before the Closing Date; and

                  2.1.3.  CONSUMMATION OF REAL ESTATE PURCHASE
      AGREEMENT. All transactions contemplated by the Real Estate Purchase Agreement shall have been consummated;

                  2.1.4. APPROVAL OF RECAPITALIZATION. The limited partners of FWOP shall have consented to and approved the Recapitalization; and

                  2.1.5. SATISFACTION OF ALL OTHER CONDITIONS. All conditions set forth in Sections 8.1 and 8.3 of the Merger Agreement shall have been satisfied or waived.

            2.2. CONDITIONS PRECEDENT TO ASSIGNEE'S OBLIGATION. The obligation of Assignee to close shall be subject to the satisfaction of, or Assignee's waiver of, the following conditions precedent and each of the conditions set forth in Sections 6.1 and 6.2 of the Master Agreement:

                  2.2.1. CONSUMMATION OF REAL ESTATE PURCHASE Agreement. All transactions contemplated by the Real Estate Purchase Agreement shall have been consummated;

                  2.2.2. APPROVAL OF RECAPITALIZATION. The limited partners of FWOP shall have consented to and approved the Recapitalization;

                  2.2.3. RECAPITALIZATION. The Recapitalization shall have occurred;


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                  2.2.4.  SATISFACTION OF ALL OTHER CONDITIONS.  All
      conditions set forth in Sections 8.1 and 8.2 of the Merger Agreement shall have been satisfied or waived;

                  2.2.5. ASSIGNOR'S DELIVERIES. Assignor shall have delivered or caused to be delivered to Assignee, the documents described in Paragraph 3.2 as and when specified therein; and

                  2.2.6. ASSIGNOR'S PERFORMANCE. Assignor shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Assignor on or before the Closing Date.

      3.    DELIVERIES.

            3.1. DELIVERIES BY ASSIGNEE. Assignee shall execute and deliver or cause to be executed and delivered to Assignor each of the following items:

                  3.1.1.  The Note;

                  3.1.2. The Assignment and Assumption of Limited Partnership Interest duly executed by Assignee, substantially in the form attached hereto as Exhibit A (the "ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNERSHIP INTEREST");

                  3.1.3.  Such other documents as are reasonably
      necessary to effectuate the terms of this Agreement.

            3.2. DELIVERIES BY ASSIGNOR. Assignor shall deliver or cause to be delivered to Assignee each of the following items:

                  3.2.1. The Assignment and Assumption of Limited Partnership Interest duly executed by Assignor; and

                  3.2.2.  Such other documents as are reasonably
      necessary to effectuate the terms of this Agreement.

      4.    REPRESENTATIONS AND WARRANTIES.

            4.1. ASSIGNEE'S REPRESENTATIONS AND WARRANTIES. In consideration of Assignor entering into this Agreement and as an inducement to Assignor to sell Assignor's interest in the Limited Partnership Interest to Assignee, Assignee represents and warrants to Assignor as to each of the matters described in
Section 5 of the Master Agreement, with the same force and effect as if such representations and warranties were set forth herein, and such representations and warranties are hereby incorporated by reference herein.



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            4.2. ASSIGNOR'S REPRESENTATIONS AND WARRANTIES. In consideration of
Assignee entering into this Agreement and as an inducement to Assignee to purchase Assignor's interest in the Limited Partnership Interest, Assignor represents and warrants to Assignee as to each of the matters described in
Section 4 of the Master Agreement, with the same force and effect as if such representations and warranties were set forth herein, and such representations and warranties are hereby incorporated by reference herein.

      5.    MISCELLANEOUS.

            5.1. SURVIVAL. None of the warranties, representations, covenants, obligations and agreements contained in this Agreement or instruments delivered pursuant to this Agreement shall survive the Closing and thereafter there shall be no liability on the part of Assignor or Assignee in respect thereof.

            5.2. MISCELLANEOUS PROVISIONS. The provisions of Section 11.1 through Section 11.22 of the Master Agreement are incorporated herein by reference with the same force and effect as if set forth herein.




        [The remainder of this page has been intentionally left blank]



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      IN WITNESS WHEREOF, the parties have executed this Agreement day and year first above written.

                                    FIRST WASHINGTON REALTY TRUST, INC.




                                    By:   /s/ WILLIAM J. WOLFE
                                         -------------------------
                                          Name:  William J. Wolfe
                                          Title: President and CEO



                                    USRP LP, LLC

                                    By:   U.S. RETAIL PARTNERS, LLC,
                                          its sole member


                                          By:   /s/ JAMES W. GAUBE
                                               -------------------------
                                          Name:  James W. Gaube
                                          Title: Executive V.P.



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                                    EXHIBIT A

           ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNERSHIP INTEREST

      This ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNERSHIP INTEREST (this
"ASSIGNMENT") is made as of [      ] by FIRST WASHINGTON REALTY TRUST, INC.
("ASSIGNOR"), in favor of USRP LP, LLC ("ASSIGNEE").

            Assignor hereby assigns, sets over, transfers, grants and conveys unto Assignee all of Assignor's right, title and interest as holder of the Series A Common Units in FWOP (collectively, the "PARTNERSHIP INTEREST"), and Assignee hereby assumes the performance of all obligations to be performed by the Assignor from and after the date hereof pursuant to the First Amended and Restated Agreement of Limited Partnership of FWOP dated as of June 27, 1994, as amended.

            The foregoing assignment, setting over, transfer, grant and conveyance are made without representation or warranty of any kind or nature whatsoever, except as may otherwise be expressly set forth in that certain Limited Partnership Interest Purchase and Sale Agreement by and between Assignor and Assignee dated as of September 27, 2000.

        [The remainder of this page has been intentionally left blank.]


                                   Exh. A-1

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      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

ASSIGNOR:                           FIRST WASHINGTON REALTY TRUST, INC.


                                    By:
                                        --------------------------
                                          Name:
                                          Title:


ASSIGNEE:                           USRP LP, LLC

                                    By:   U.S. RETAIL PARTNERS, LLC,
                                          its sole member

                                          By:
                                              --------------------------
                                          Name:
                                          Title: